Exhibit 99.1     Press Release dated November 9, 2012

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results

•	Service Fee Revenue, net of contractual allowances and discounts (“Revenue”) was $167.0 million, an increase of 12.4% from $148.6 million in the third quarter of 2011
•	Adjusted EBITDA(1) was $28.6 million, an increase of 6.0% from $27.0 million in the prior year’s third quarter; RadNet’s trailing twelve month Adjusted EBITDA(1) rises to $121.4 million
•	RadNet reports diluted per share Net Income of $0.13 compared to diluted per share Net Income of $0.00 in the prior year’s third quarter
•	Aggregate procedural volumes increased 10.2% as compared with the third quarter of 2011

LOS ANGELES, California, November 9, 2012 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 236 owned and/or operated outpatient imaging centers (inclusive of 21 facilities held in Joint Ventures), today reported financial results for its third quarter of 2012.

Third Quarter Financial Results

For the third quarter of 2012, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income Attributable to RadNet, Inc. Common Stockholders (“Net Income”) of $167.0 million, $28.6 million and $5.1 million, respectively. Revenue increased $18.4 million (or 12.4%), Adjusted EBITDA(1) increased $1.6 million (or 6.0%) and Net Income increased $5.0 million over the third quarter of 2011. Net Income for the third quarter was $0.13 per diluted share, compared to a Net Income of $0.00 per diluted share in the third quarter of 2011 (based upon a weighted average number of diluted shares outstanding of 39.9 million and 38.5 million for these periods in 2012 and 2011, respectively). Excluding a $2.8 million gain in the third quarter of 2012 from the de-consolidation of a joint venture, net income increased from $0.00 per share in the third quarter of 2011 to $0.06 per share in the third quarter of 2012.

Affecting operating results in the third quarter of 2012 were certain non-cash expenses and non-recurring items including: $2.8 million gain from the de-consolidation of a joint venture, $433,000 of non-cash employee stock compensation expense resulting from the vesting of certain options, warrants and restricted stock; $66,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $45,000 gain on the disposal of certain capital equipment; $767,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; and $1.2 million fair value gain from our interest rate swaps, net of the amortization of an Accumulated Comprehensive Loss existing prior to April 6, 2010.

For the third quarter of 2012, as compared to the prior year’s third quarter, MRI volume increased 16.0%, CT volume increased 15.3% and PET/CT volume increased 15.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 10.2% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2012 and 2011, MRI volume increased 2.7%, CT volume was flat and PET/CT volume decreased 0.1%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 2.2% over the prior year’s same quarter.

1

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “Our business remains steady and continues to consistently perform in a difficult economic environment. During the third quarter, we drove significant increases in Revenue, Adjusted EBITDA(1) and Net Income. In particular, we achieved Net Income of $5 million in the quarter as compared to a breakeven quarter last year.”

Dr. Berger continued, “Furthermore, during the third quarter of 2012, we had 63 business days of operation compared with 64 work days during last year’s third quarter. Our metrics have always been very sensitive to the number of business days of operation in the calendar quarters. While our same center volumes and revenue on a per day basis were very consistent with last year’s third quarter, having one less business day of operation this quarter affected these metrics by an estimated 1.5% in aggregate for the quarter. The impact on the quarter’s Adjusted EBITDA(1) from this issue is even more pronounced since many of our costs are fixed. Fortunately, this phenomena reverses in the fourth quarter of this year, where we have one additional business day as compared with the fourth quarter of 2011.”

Dr. Berger continued, “Shortly after the close of the third quarter, on October 10th, we completed a very successful refinancing of our senior term loan and revolving credit facility. Not only were we able to slightly reduce the cost of these facilities and push-out their maturities until 2017 and 2018, but the credit agreement provides us with materially more flexibility to continue to grow our business into the future. The refinancing further positions us to remain the principal consolidator in our markets, while allowing us to drive strong free cash flow to further grow and to deleverage our balance sheet. The combination of the lower cost of our new facilities along with the expiration of our interest rate swaps in less than a week should provide us with over $7 million of additional free cash flow in 2013 relative to 2012.”

Nine Month Financial Results

For the nine months ended September 30, 2012, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $507.3 million, $89.1 million and $7.9 million, respectively. Revenue increased $61.2 million (or 13.7%), Adjusted EBITDA(1) increased $5.9 million (or 7.1%) and Net Income increased $5.2 million over the first nine months of 2011. Net Income for the nine month period ended September 30, 2012 was $0.20 per diluted share, compared to Net Income of $0.07 per diluted share in corresponding nine month period of 2011 (based upon a weighted average number of fully diluted shares outstanding of 39.2 million and 39.1 million for these periods in 2012 and 2011, respectively).

Affecting operating results in the first nine months of 2012 were certain non-cash expenses and non-recurring items including: $2.8 million gain from the de-consolidation of a joint venture, $2.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options, warrants and restricted stock; $678,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $255,000 loss on the disposal of certain capital equipment; $2.3 million of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our existing credit facilities; and $3.4 million fair value gain from our interest rate swaps, net of the amortization of an Accumulated Comprehensive Loss existing prior to April 6, 2010.

Dr. Berger added, “Hurricane Sandy has had an impact on the lives of millions of Americans. We are pleased to report that all of our East Coast operations are now back online. During the storm and for many days after it, our business suffered from site closures, loss of power and the disruption of normal patient flows because of difficult travel conditions for patients and the impact that the storm had on our referring physician communities. We continue to assess the effects of Hurricane Sandy on our Eastern operations and are hopeful that the extra business day in this year’s fourth quarter along with the potential for insurance proceeds will help to soften the impact. Regardless of Sandy’s ultimate impact on our business, it should be recognized that the effects are one-time and non-recurring in nature. Our operations teams have responded wonderfully, causing our facilities to be some of the first medical operations to return to normalcy in their respective local healthcare communities.”

Dr. Berger continued, “Many RadNet employees were personally affected by the trauma of the storm, including those who are facing extensive personal property damage and disruption in their daily living conditions. I am very proud that our other employees, including many RadNet employees in California, have responded by making significant financial donations (which were matched by RadNet) that are earmarked to assist those affected members of the RadNet family. Our hearts and prayers go out to those RadNet team members and their families who were affected by the storm.”

2

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2012 results on Friday, November 9th, 2011 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date: Friday, November 9, 2012

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-256-9075

International Dial-In Number: 913-312-0859

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 6493675.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at http://www.radnet.com/ or you may use the link audio feed and archived recording of the conference call available at http://public.viavid.com/index.php?id=102365.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the largest national provider of high-quality, cost-effective fixed-site diagnostic imaging services in the United States through a network of 236 owned and/or operated outpatient imaging centers (inclusive of 21 facilities held in Joint Ventures). RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2012 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

3

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$388	$2,455
Accounts receivable, net	128,637	128,432
Asset held for sale	–	2,300
Prepaid expenses and other current assets	20,243	19,140
Total current assets	149,268	152,327
PROPERTY AND EQUIPMENT, NET	208,040	215,527
OTHER ASSETS
Goodwill	174,108	159,507
Other intangible assets	52,800	53,105
Deferred financing costs, net	11,181	13,490
Investment in joint ventures	26,582	22,326
Deposits and other	3,029	2,906
Total assets	$625,008	$619,188
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$102,784	$103,101
Due to affiliates	3,196	3,762
Deferred revenue	1,148	1,076
Current portion of notes payable	6,017	6,608
Current portion of deferred rent	1,078	999
Current portion of obligations under capital leases	3,709	6,834
Total current liabilities	117,932	122,380
LONG-TERM LIABILITIES
Deferred rent, net of current portion	15,318	12,407
Deferred taxes	277	277
Line of credit	59,800	58,000
Notes payable, net of current portion	479,962	484,046
Obligations under capital lease, net of current portion	1,789	3,338
Other non-current liabilities	9,179	8,547
Total liabilities	684,257	688,995

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized; 38,340,482, and 37,426,460 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	4	4
Paid-in-capital	167,818	165,796
Accumulated other comprehensive loss	(57)	(946)
Accumulated deficit	(227,722)	(235,610)
Total RadNet, Inc.'s equity deficit	(59,957)	(70,756)
Noncontrolling interests	708	949
Total equity deficit	(59,249)	(69,807)
Total liabilities and equity deficit	$625,008	$619,188

4

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
NET SERVICE FEE REVENUE
Service fee revenue, net of contractual allowances and discounts	$167,027	$148,579	$507,273	$446,032
Provision for bad debts	(6,574)	(5,558)	(19,453)	(16,260)
Net service fee revenue	160,453	143,021	487,820	429,772

OPERATING EXPENSES
Cost of operations	133,223	117,747	405,177	352,688
Depreciation and amortization	13,369	14,309	43,154	42,526
Loss (gain) on sale and disposal of equipment	(45)	(331)	255	(1,928)
Severance costs	66	316	678	970
Total operating expenses	146,613	132,041	449,264	394,256

INCOME FROM OPERATIONS	13,840	10,980	38,556	35,516

OTHER INCOME AND EXPENSES
Interest expense	13,875	13,242	40,917	39,307
Gain on de-consolidation of joint venture	(2,777)	–	(2,777)	–
Other income	(1,360)	(1,506)	(3,851)	(3,566)
Total other expenses	9,738	11,736	34,289	35,741

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	4,102	(756)	4,267	(225)
Provision for income taxes	(30)	(234)	(696)	(718)
Equity in earnings of joint ventures	909	1,038	4,157	3,789
NET INCOME	4,981	48	7,728	2,846
Net (loss) income attributable to noncontrolling interests	(72)	9	(160)	162

NET INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$5,053	$39	$7,888	$2,684

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.13	$0.00	$0.21	$0.07

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.13	$0.00	$0.20	$0.07

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,340,482	37,426,460	37,737,467	37,347,946
Diluted	39,860,685	38,469,973	39,244,299	39,078,998

5

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS  (IN THOUSANDS)

(unaudited)

	Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,728	$2,846
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,154	42,526
Provision for bad debt	19,453	16,260
Equity in earnings of joint ventures	(4,157)	(3,789)
Distributions from joint ventures	5,526	4,068
Deferred rent amortization	2,990	1,919
Amortization of deferred financing cost	2,309	2,186
Amortization of bond discount	200	180
Loss (gain) on sale and disposal of equipment	255	(1,928)
Gain on de-consolidation of joint venture	(2,777)	–
Amortization of cash flow hedge	827	918
Stock-based compensation	2,139	2,499
Changes in operating assets and liabilities, net of assets
acquired and liabilities assumed in purchase transactions:
Accounts receivable	(18,362)	(40,864)
Other current assets	(433)	(2,312)
Other assets	(51)	(464)
Deferred revenue	72	(377)
Accounts payable, accrued expenses and other	(3,255)	10,384
Net cash provided by operating activities	55,618	34,052
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(10,617)	(13,686)
Purchase of property and equipment	(35,279)	(34,283)
Proceeds from insurance claims on damaged equipment	–	2,740
Proceeds from sale of equipment	841	310
Proceeds from sale of imaging facilities	2,300	–
Proceeds from sale of joint venture interests	1,800	–
Purchase of equity interest in joint ventures	(2,756)	(1,500)
Net cash used in investing activities	(43,711)	(46,419)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(11,180)	(14,397)
Deferred financing costs	–	(217)
Proceeds from, net of payments on, line of credit	1,800	31,300
Payments to counterparties of interest rate swaps, net of amounts received	(4,587)	(4,874)
Distributions to noncontrolling interests	(67)	(111)
Proceeds from issuance of common stock upon exercise of options/warrants	–	242
Net cash (used in) provided by financing activities	(14,034)	11,943

EFFECT OF EXCHANGE RATE CHANGES ON CASH	60	51
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,067)	(373)
CASH AND CASH EQUIVALENTS, beginning of period	2,455	627
CASH AND CASH EQUIVALENTS, end of period	$388	$254

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$32,074	$30,847

6

RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

 (IN THOUSANDS)

	September 30,
	2012	2011
Net Income Attributable to RadNet, Inc. Common Shareholders	$5,053	$39
Plus Provision for Income Taxes	30	234
Less Other Income	(1,360)	(1,506)
Plus Interest Expense	13,875	13,242
Plus Severence Costs	66	316
Less Gain on Sale of Equipment	(45)	(331)
Plus Depreciation and Amortization	13,369	14,309
Less Gain on Sale of JV	(2,777)	–
Plus Non Cash Employee Stock Compensation	433	709
Adjusted EBITDA(1)	$28,644	$27,012

	Nine Months Ended
	September 30,
	2012	2011
Net Income Attributable to RadNet, Inc. Common Shareholders	$7,888	$2,684
Plus Provision for Income Taxes	696	718
Less Other Income	(3,851)	(3,566)
Plus Interest Expense	40,917	39,307
Plus Severence Costs	678	970
Plus Loss (Gain) on Sale of Equipment	255	(1,928)
Plus Depreciation and Amortization	43,154	42,526
Plus Non Cash Employee Stock Compensation	2,139	2,499
Less Gain on Sale of JV	(2,777)	–
Adjusted EBITDA(1)	$89,099	$83,210

7

RADNET PAYMENTS BY PAYORS *

	Third Quarter	Full Year	Full Year
	2012	2011	2010
Commercial Insurance	55.9%	55.1%	55.7%
Medicare	21.1%	20.2%	19.3%
Capitation	13.2%	14.5%	15.3%
Workers Compensation/Personal Injury	4.3%	4.5%	4.1%
Medicaid	3.3%	3.4%	3.2%
Other	2.1%	2.3%	2.4%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	Third Quarter	Full Year	Full Year
	2012	2011	2010
MRI	35.5%	35.1%	34.3%
CT	15.8%	16.1%	17.5%
PET/CT	5.9%	6.0%	6.1%
X-ray	10.2%	10.1%	10.1%
Ultrasound	10.9%	10.9%	11.0%
Mammography	16.0%	15.9%	16.0%
Nuclear Medicine	1.5%	1.6%	1.7%
Other	4.1%	4.2%	3.2%
	100.0%	100.0%	100.0%

RADNET AVERAGE PAYMENTS BY MODALITY *

	Third Quarter	Full Year	Full Year
	2012	2011	2010
MRI	$494	$497	$501
CT	298	301	306
PET/CT	1,487	1,490	1,494
X-ray	41	41	40
Ultrasound	107	107	107
Mammography	135	134	135
Nuclear Medicine	322	321	322
Other	123	124	126

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

8

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events that have taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as an analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

9